EXHIBIT 4.2

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                                HEICO CORPORATION

                                    COMPANY

                                       and

                      -------------------------------------

                                     TRUSTEE

                                    INDENTURE

                       DATED AS OF               , 1997
                                  --------------

                       ====================================

                                   $----------

              __ % Convertible Subordinated Notes Due 2004

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                            TABLE OF CONTENTS

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ARTICLE 1.  DEFINITIONS AND INCORPORATION BY REFERENCE.................1
          Section 1.1 Definitions......................................1
          Section 1.2 Other Definitions................................7
          Section 1.3 Incorporation by Reference of Trust Indenture
                      Act..............................................8
          Section 1.4 Rules of Construction............................8

ARTICLE 2.  THE NOTES..................................................9
          Section 2.1 Form and Dating..................................9
          Section 2.2 Execution and Authentication.....................9
          Section 2.3 Registrar, Paying Agent and Conversion Agent....10
          Section 2.4 Paying Agent to Hold Money in Trust.............11
          Section 2.5 Holder Lists....................................11
          Section 2.6 Transfer and Exchange...........................11
          Section 2.7 Replacement Notes...............................12
          Section 2.8 Outstanding Notes...............................13
          Section 2.9 Treasury Notes..................................14
          Section 2.10Temporary Notes.................................14
          Section 2.11Cancellation....................................14
          Section 2.12Defaulted Interest..............................15
          Section 2.13Deposit of Moneys...............................15

ARTICLE 3.  REDEMPTION................................................15
          Section 3.1 Notices to Trustee..............................15
          Section 3.2 Selection of Notes to Be Redeemed...............16
          Section 3.3 Notice of Redemption............................16
          Section 3.4 Effect of Notice of Redemption; Definition of
                      Redemption Price................................17
          Section 3.5 Deposit of Redemption Price.....................18
          Section 3.6 Notes Redeemed in Part..........................18

ARTICLE 4.  COVENANTS.................................................18
          Section 4.1 Payment of Notes................................18
          Section 4.2 Stay, Extension and Usury Laws..................19
          Section 4.3 Continued Existence.............................19
          Section 4.4 Reports.........................................19
          Section 4.5 Taxes...........................................20

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          Section 4.6  Change of Control...............................20
          Section 4.7  Limitation on Dividend Restrictions Affecting
                       Subsidiaries....................................23
          Section 4.8  Compliance Certificate..........................23
          Section 4.9  Further Assurance to the Trustee................24

ARTICLE 5.  SUCCESSORS.................................................24
          Section 5.1  When Company May Merge or Sell Assets...........24
          Section 5.2  Successor Substituted...........................25

ARTICLE 6.  DEFAULTS AND REMEDIES......................................25
          Section 6.1  Events of Default...............................25
          Section 6.2  Acceleration....................................27
          Section 6.3  Other Remedies..................................27
          Section 6.4  Waiver of Existing and Past Defaults............28
          Section 6.5  Control by Majority.............................28
          Section 6.6  Limitation on Suits.............................28
          Section 6.7  Rights of Holders to Receive Payment............29
          Section 6.8  Collection Suit by Trustee......................29
          Section 6.9  Trustee May File Proofs of Claim................30
          Section 6.10 Priorities......................................30
          Section 6.11 Undertaking for Costs...........................31

ARTICLE 7.  TRUSTEE....................................................31
          Section 7.1  Duties of Trustee...............................31
          Section 7.2  Rights of Trustee...............................32
          Section 7.3  Individual Rights of Trustee....................33
          Section 7.4  Trustee's Disclaimer............................33
          Section 7.5  Notice of Defaults..............................33
          Section 7.6  Reports by Trustee to Holders...................33
          Section 7.7  Compensation and Indemnity......................34
          Section 7.8  Replacement of Trustee..........................35
          Section 7.9  Successor Trustee by Merger.....................36
          Section 7.10 Eligibility; Disqualification...................36
          Section 7.11 Preferential Collection of Claims
                       Against Company.................................36

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ARTICLE 8.  DISCHARGE OF INDENTURE.....................................37
          Section 8.1  Termination of Company's Obligations............37
          Section 8.2  Repayment to Company............................37

ARTICLE 9. AMENDMENTS..................................................37
          Section 9.1  Without Consent of Holders......................37
          Section 9.2  With Consent of Holders.........................38
          Section 9.3  Compliance with Trust Indenture Act.............40
          Section 9.4  Revocation and Effect of Consent................40
          Section 9.5  Notation on or Exchange of Notes................40
          Section 9.6  Trustee Protected...............................41

ARTICLE 10.     CONVERSION.............................................41
          Section 10.1 Conversion Privilege............................41
          Section 10.2 Conversion Procedure............................41
          Section 10.3 Cash Payments in Lieu of Fractional Shares......43
          Section 10.4 Adjustment of Conversion Price..................43
          Section 10.5 Effect of Reclassification, Consolidation,
                       Merger or Sale..................................48
          Section 10.6 Taxes on Shares Issued..........................49
          Section 10.7 Reservation of Shares; Shares to be Fully Paid;
                       Compliance with Government Requirements; Listing
                       of Common Stock.................................50

          Section 10.8 Responsibility of Trustee Requirements..........50
          Section 10.9 Notice to Holders Prior to Certain Actions......51

ARTICLE 11. SUBORDINATION..............................................52
          Section 11.1 Agreement to Subordinate........................52
          Section 11.2 Payment Over of Proceeds Upon Dissolution, Etc..52
          Section 11.3 Prior Payment to Senior Indebtedness Upon
                       Acceleration of Notes...........................53
          Section 11.4 Payment When Senior Indebtedness in Default.....54
          Section 11.5 Payment Permitted If No Default.................54
          Section 11.6 Subrogation to Rights of Holders of Senior
                       Indebtedness....................................55
          Section 11.7 Provisions Solely to Define Relative Rights.....55
          Section 11.8 Trustee to Effectuate Subordination.............56
          Section 11.9 No Waiver of Subordination Provisions...........56

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          Section 11.10  Notice to Trustee...............................56
          Section 11.11  Reliance on Judicial Order or Certificate of
                         Liquidating Agent...............................57
          Section 11.12  Trustee Not Fiduciary for Holders of
                         Senior Indebtedness.58
          Section 11.13  Rights of Trustee as Holder of Senior
                         Indebtedness; Preservation of Trustee's Rights..58
          Section 11.14  Article Applicable to Paying Agents.............58
          Section 11.15  Certain Conversions Deemed Payment..............58

ARTICLE 12. MEETINGS OF HOLDERS..........................................59
          Section 12.1   Action by Holders...............................59
          Section 12.2   Purposes for Which Meeting May Be Called........59
          Section 12.3   Manner of Calling Meetings......................60
          Section 12.4   Call of Meetings by the Company or Holders......60
          Section 12.5   Who May Attend and Vote at Meetings.............61
          Section 12.6   Regulations May Be Made by Trustee; Conduct
                         of the Meeting; Voting Rights; Adjournment......61
          Section 12.7   Voting at the Meeting and Record to Be Kept.....62
          Section 12.8   Exercise of Rights of Trustee or Holders
                         May Not Be Hindered or Delayed by Call
                         of Meeting......................................62
          Section 12.9   Communication by Holders with Other Holders.....62

ARTICLE 13.  MISCELLANEOUS...............................................63
          Section 13.1   Trust Indenture Act Controls....................63
          Section 13.2   Notices.........................................63
          Section 13.3   Certificate and Opinion as to Conditions
                         Precedent.......................................64
          Section 13.4   Statements Required in Certificate or Opinion
                         of Counsel......................................64
          Section 13.5   Rules by Trustee and Agents.....................65
          Section 13.6   Legal Holidays..................................65
          Section 13.7   No Recourse Against Others......................65
          Section 13.8   Counterparts....................................66
          Section 13.9   Governing Law...................................66
          Section 13.10  No Adverse Interpretation of Other Agreements...66
          Section 13.11  Successors......................................66
          Section 13.12  Severability....................................66
          Section 13.13  Table of Contents, Headings, Etc................66

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                              TABLE OF AUTHORITIES

                                  FEDERAL CASES

SEC Rule 17Ad-15.......................................................6

SEC Rule 17Ad-15.......................................................7

SEC Rule 17Ad-15.......................................................8

                                  UNRECOGNIZED

The entries below, although they look like citations, could not be fully processed, since they did not contain any reporters built into the Full Authority dictionary.

5 % CONVERTIBLE SUBORDINATED NOTE DUE 2003.............................1

U.S. Code ss.ss. 77aaa-77bbbb..........................................6

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                         CROSS REFERENCE TABLE

INDENTURE
TIA SECTION                                                       SECTION

310(a)(1)...........................................................7.10
   (a)(2)...........................................................7.10
   (a)(3)............................................................N.A
   (a)(4)............................................................N.A
   (a)(5)...........................................................7.10
   (b).........................................................7.8, 7.10
   (c)...............................................................N.A

311(a)..............................................................7.11
   (b)..............................................................7.11
   (c)...............................................................N.A

312(a)...............................................................2.5
   (b)..............................................................12.9
   (c)..............................................................12.9

313(a)...............................................................7.6
   (b)(1)............................................................N.A
   (b)(2)............................................................7.6
   (c).........................................................7.6, 13.2
   (d)...............................................................7.6

314(a)....................................................4.4, 4.8, 13.2
   (b)...............................................................N.A
   (c)(1).....................................................13.3, 13.4
   (c)(2).....................................................13.3, 13.4
   (c)(3)............................................................N.A
   (d)...............................................................N.A
   (e)..............................................................13.4
   (f)...............................................................N.A

315(a)............................................................7.1(b)
   (b).........................................................7.5, 13.2
   (c)............................................................7.1(a)
   (d)............................................................7.1(c)
   (e)..............................................................6.11

316(a)(last sentence)................................................2.9
   (a)(1)(A).........................................................6.5
   (a)(1)(B).........................................................6.4
   (a)(2)............................................................N.A
   (b)...............................................................6.7
   (c).........................................................9.4, 12.1

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317(a)(1)............................................................6.8
   (a)(2)............................................................6.9
   (b)...............................................................2.4

318(a)..............................................................13.1

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   INDENTURE dated as of ___________, 1997, between Heico Corporation, a Florida corporation, and _______________________, as trustee.

   Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the registered holders of the Company's ____% Convertible Subordinated Notes due _____________, 2004 (the "NOTES"):

                               ARTICLE 1.

               DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1  DEFINITIONS.

   "AFFILIATE" of a Person means (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person. For the purpose of this definition, "CONTROL" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by ownership of voting securities, by contract or otherwise, and "CONTROLLING" or "CONTROLLED" have corresponding meanings.

   "AGENT" means any Registrar, Paying Agent or Conversion Agent.

   "BOARD OF DIRECTORS" means the Board of Directors of the Company or any duly authorized committee thereof, except that, for purposes of the definitions of "CHANGE OF CONTROL," "CONTINUING DIRECTORS," and "BOARD OF DIRECTORS" means the Board of Directors of the Company.

   "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banking institutions in the city of New York, New York, are required or authorized by law or other governmental action to be closed.

   "CAPITAL STOCK" of any Person means the Common Stock or Preferred Stock of such Person. Unless otherwise stated herein or the context otherwise requires, "Capital Stock" means Capital Stock of the Company.

   "CHANGE OF CONTROL" means the occurrence of any of the following events after the date of this Indenture: (i) any Person (including, without limitation, any "person" within

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the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding the
Company, any Subsidiary and any employee benefit plan of the Company or any Subsidiary) becomes the direct or indirect beneficial owner of shares of Capital Stock representing greater than 50% of the combined voting power of all outstanding shares of Capital Stock entitled to vote in the election of directors under ordinary circumstances, (ii) the Company consolidates with or merges into any other Person and the outstanding Common Stock is changed or exchanged as a result, (iii) the sale, transfer or other disposition of a majority of the assets of the Company or of the collective assets of the Company and the Subsidiaries, (iv) at any time Continuing Directors cease for any reason to constitute a majority of the Board of Directors then in office, or (v) the Company makes any distribution of cash, Property or securities (other than regular quarterly dividends, Common Stock, Preferred Stock which is substantially equivalent to the Common Stock or rights to acquire Common Stock or Preferred Stock which is substantially equivalent to the Common Stock) to holders of Common Stock, or the Company or any Subsidiary purchases or otherwise acquires Common Stock, and the sum of the Fair Market Value of such cash, Property or securities distributed or Common Stock purchased on the date the same is made, plus the Fair Market Value, when made, of all other cash, Property or securities so distributed and Common Stock so purchased which have occurred during the 12-month period ending on such date, in each case expressed as a percentage of the aggregate Current Market Price of all Common Stock outstanding at the close of business on the last Trading Day prior to the date of such distribution or purchase, exceeds 50%.

   "COMMON STOCK" of any Person other than the Company means the common equity (however designated), including, without limitation, common stock or partnership or membership interests of, or participations or interests in such Person (or equivalents thereof). "Common Stock" of the Company means the Common Stock, par value $.01 per share, of the Company, any successor class or classes of common equity (however designated) of the Company into or for which such Common Stock may hereafter be converted, exchanged or reclassified and any class or classes of common equity (however designated) of the Company which may be distributed or issued with respect to such Common Stock or successor class or classes to holders thereof generally. Unless otherwise stated herein or the context requires otherwise, "Common Stock" means Common Stock of the Company.

   "COMPANY" means Heico Corporation, a Florida corporation, until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, "Company" shall mean such successor.

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   "CONTINUING DIRECTORS" means any member of the Board of Directors who (i) is a member of the Board of Directors on the date hereof or (ii) who was nominated or elected by at least two-thirds of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Company's Board of Directors was recommended or endorsed by at least two-thirds of the directors who were Continuing Directors at the time of such election.

   "CURRENT MARKET PRICE" means, when used with respect to any security as of any date, the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, of such security in either case as reported for consolidated transactions on the New York Stock Exchange or, if such security is not listed or admitted to trading on the New York Stock Exchange, as reported for consolidated transactions with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, as reported on the Nasdaq National Market, or, if such security is not listed or admitted to trading on the Nasdaq National Market, as reported on the Nasdaq SmallCap Market, or if such security is not listed or admitted to trading on any national securities exchange or the Nasdaq National Market or the Nasdaq SmallCap Market, the average of the high bid and low asked prices of such security in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use or, if such security is not quoted by any such organization, the average of the closing bid and asked prices of such security furnished by a New York Stock Exchange member firm selected by the Company. If such security is not quoted by any such organization and no such New York Stock Exchange member firm is able to provide such prices, the Current Market Price of such security shall be the Fair Market Value thereof.

   "DEFAULT" means any event which is, or with the passage of time or the giving of notice or both would be, an Event of Default.

   "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

   "FAIR MARKET VALUE" means, at any date as to any asset, Property or right (including, without limitation, Capital Stock of any Person, evidences of indebtedness or other securities, but excluding cash), the fair market value of such item as determined in good faith by the Board of Directors, whose determination shall be conclusive; PROVIDED, HOWEVER, that such determination is described in an Officers' Certificate filed with the Trustee and that, if there is a Current Market Price for such item on such date, "Fair

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Market Value" means such Current Market Price (without giving effect to the last sentence of the definition thereof).

   "GAAP" means, as of any date, generally accepted accounting principles in the United States and does not include any interpretations or regulations that have been proposed but that have not become effective.

   "HOLDER" means a Person in whose name a Note is registered on the Register.

   "INDENTURE" means this Indenture, as amended or supplemented from time to time.

   "INTEREST PAYMENT DATE" means __________ and __________ of each year, commencing __________, 1998.

   "INVESTMENT" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees of indebtedness or other obligations), advances or capital contributions, purchases or other acquisitions for consideration of indebtedness, equity interests or other securities, together with all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

   "JUNIOR SECURITIES" means (a) shares of any and all classes of Capital Stock and (b) securities of the Company which are subordinated in right of payment to Senior Indebtedness at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in Article 11.

   "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person.

   "OFFICERS' CERTIFICATE" means a certificate signed by two Officers, one of whom must be the Chairman of the Board, the President, the Treasurer or a Vice-President of the Company, that meets the requirements of Sections 13.3 and 13.4; PROVIDED, HOWEVER, that for purposes of Section 4.7, "Officers' Certificate" means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company.

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   "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee and that meets the requirements of Sections
13.3 and 13.4. The counsel may be an employee of or counsel to the Company or to the Trustee.

   "PERSON" means any individual, corporation, partnership, association, trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

   "PREFERRED STOCK" of any Person means the class or classes of equity, ownership or participation interests (however designated) in such Person, including, without limitation, stock, share, partnership and membership interests, which are preferred as to the payment of dividends or distributions by, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of, such Person (or equivalents thereof) over interests of any other class of interests of such Person. Unless otherwise stated herein or the context otherwise requires, "Preferred Stock" means Preferred Stock of the Company.

   "PRINCIPAL" of a debt security means the principal of the security plus the premium, if any, on the security. "Principal" shall include, with respect to the Notes, the redemption price, if any, payable thereon.

   "PROPERTY" of any Person means any and all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included on the most recent consolidated balance sheet of such Person in accordance with GAAP.

   "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative for an issue of Senior Indebtedness.

   "SEC" means the Securities and Exchange Commission.

   "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

   "SENIOR INDEBTEDNESS" means the principal of (and premium, if any) and accrued interest on (a) indebtedness of the Company (including indebtedness of other Persons guaranteed by the Company), other than the Notes which is (i) for money borrowed or (ii) evidenced by a note or similar instrument given in connection with the acquisition of any business, Property or assets, (b) obligations of the Company, as lessee under leases required to be capitalized on the balance sheet of the lessee under GAAP and leases of Property or assets made as part of any sale and leaseback transaction to which the Company is a party,
(c) amendments, renewals, extensions, modifications and refundings

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of any such indebtedness or obligation, and (d) future indebtedness of the
Company described in (a) above, and amendments, renewals, extensions, modifications and refundings thereof, if the instrument creating or evidencing such future indebtedness provides that such indebtedness or obligation is senior in right of payment to the Notes. "Senior Indebtedness" shall not include indebtedness or amounts owed (except to banks or other financial institutions) for compensation to employees, or for goods or materials purchased or services utilized, in the ordinary course of business of the Company or of any other Person from whom such indebtedness or amount was assumed.

   "SUBSIDIARY" of a Person on any date means any other Person, a majority of whose Capital Stock with voting power, under ordinary circumstances, entitling holders of such Capital Stock to elect the board of directors or other governing body of such other Person, is at such date, directly or indirectly, owned by such Person and/or a Subsidiary or Subsidiaries of such Person. Unless otherwise stated herein or the context otherwise requires, "Subsidiary" means Subsidiary of the Company.

   "TIA" or "TRUST INDENTURE ACT OF 1939" means the Trust Indenture Act of 1939 (U.S. Code ss.ss. 77aaa-77bbbb) as amended and as in effect on the date of this Indenture; PROVIDED, HOWEVER, that if the TIA is amended after such date, "TIA" or "Trust Indenture Act of 1939" means, to the extent required by any such amendments, the TIA as so amended.

   "TRADING DAY" means (i) if the applicable security is listed or admitted for trading on a national security exchange, a day on which such exchange is open for business, (ii) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon, or (iii) if the applicable security is not so listed, admitted for trading or quoted, any Business Day.

   "TRUST OFFICER" means any officer or corporate trust officer or assistant corporate trust officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

   "TRUSTEE" means the party identified in the title of this Indenture as trustee until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, "Trustee" means such successor.

   "UNRESTRICTED SUBSIDIARIES" means any Subsidiaries of the Company which (i) are not wholly-owned by the Company, (ii) are designated as Unrestricted Subsidiaries by the Board of Directors (as evidenced by minutes of a meeting or written consent of directors) and (iii) at the time of any Investment by the Company in such Subsidiary, whose net operating income represents less than 10% of the Company's net operating income as shown on the

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Company's consolidated income statement as at the time of such Investment.
Notwithstanding the foregoing, in no event shall Jet Avion Corporation be designated an Unrestricted Subsidiary.

   "U.S. GOVERNMENT OBLIGATIONS" means non-callable (i) direct obligations (or certificates representing an ownership interest in such obligations) of the United States for which its full faith and credit are pledged and (ii) obligations of a Person controlled or supervised by, and acting as an agency or instrumentality of, the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States.

SECTION 1.2  OTHER DEFINITIONS.

   TERM                                                     DEFINED IN SECTION
   ----                                                     ------------------

   "Aggregate Consideration" .......................................10.4
   "Bankruptcy Law" .................................................6.1
   "Change of Control Date" .........................................4.6
   "Change of Control Notice" .......................................4.6
   "Change of Control Offer" ........................................4.6
   "Change of Control Payment" ......................................4.6
   "Change of Control Payment Date" .................................4.6
   "Code" ..........................................................10.4
   "Conversion Agent" ...............................................2.3
   "Conversion Price"...............................................10.1
   "Custodian" ......................................................6.1
   "DTC" ...........................................................10.4
   "Equity Securities" .............................................10.4
   "Event of Default" ...............................................6.1
   "Expiration Time" ...............................................10.4
   "Notice of Default" ..............................................6.1
   "Paying Agent" ...................................................2.3
   "Purchased Shares" ..............................................10.4
   "Register" .......................................................2.3
   "Registrar".......................................................2.3
   "Significant Subsidiary" .........................................6.1
   "Trigger Event" .................................................10.4

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SECTION 1.3  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

   This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. Such provisions shall apply to this Indenture at all times, notwithstanding that at any time or from time to time this Indenture is not required to be qualified under the TIA.

   The following TIA terms used in this Indenture have the following meanings:

   "Commission" means the SEC;

   "indenture securities" means the Notes;

   "indenture security holder" means a Holder;

   "indenture to be qualified" means this Indenture;

   "indenture trustee" or "institutional trustee" means the Trustee; and

   "obligor" on the Notes means the Company and any successor obligor on the Notes.

   All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

SECTION 1.4  RULES OF CONSTRUCTION.

Unless the context otherwise requires or unless otherwise stated herein:

         (1)  a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3)  "or" is not exclusive;

         (4) words in the singular include the plural, and in the plural include the singular;

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         (5)  references to sections of or rules under the Securities Act, the
              Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules;

         (6) references to Sections or Articles mean Sections or Articles of this Indenture; and

         (7) solely for purposes of this Indenture and the Notes, a determination, approval or other action by the Board of Directors shall not be deemed to have been made, given or taken unless it is set forth in a written resolution or resolutions (or comparable written instrument) duly adopted thereby.

                                   ARTICLE 2.

                                    THE NOTES

SECTION 2.1  FORM AND DATING.

   The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

SECTION 2.2  EXECUTION AND AUTHENTICATION.

   Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

   Any Note bearing the manual or facsimile signature of an individual shall be valid notwithstanding that such individual ceased to be an Officer prior to authentication of the Note or ceased to hold the office of Company ascribed to such individual on the Note.

   A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

   The Trustee shall authenticate Notes for original issue up to the aggregate principal amount stated in Paragraph 4 of the Notes, upon delivery of (i) a written order of the Company signed by an Officer directing the Trustee to authenticate the Notes and (ii) an Officers' Certificate certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with. The aggregate principal amount of Notes outstanding at any time may not exceed such amount, except as provided in Section 2.8.

   The Trustee may appoint an authenticating agent upon the approval and at the expense of the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent shall be authorized to authenticate Notes at such times and upon such conditions as the Trustee is so authorized. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

SECTION 2.3  REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

   The Company shall maintain in the City of New York, New York, an office or agency where Notes may be presented for registration of transfer or for exchange (the "REGISTRAR"), an office or agency where Notes may be presented for payment (the "PAYING AGENT") and an office or agency where the Notes may be presented for conversion (the "CONVERSION AGENT"). The Registrar shall keep a register of the Notes (the "REGISTER") and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents upon the reasonable approval of the other Registrar or Registrars or Paying Agent or Paying Agents, as the case may be, and at the expense of the Company. The term "Registrar" includes any co-registrar or co-registrars and the term "Paying Agent" includes any additional paying agent or paying agents. The Company may change any Paying Agent, Conversion Agent or Registrar without notice to any Holder. The Company shall promptly notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Company or any Subsidiary may act as Paying Agent (except for purposes specified in Sections
2.8 and 4.1), Conversion Agent or Registrar. If the Company fails to appoint or maintain itself or another Person as Registrar, Conversion Agent or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7.

   The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent.

   The Company initially appoints the office of the Trustee at ________________________________________, and through it the offices of its agent,

____________________ at __________________________, as the offices or agencies for each of the purposes designated in this Section 2.3 to act as Registrar, Paying Agent and Conversion Agent with respect to the Notes.

SECTION 2.4  PAYING AGENT TO HOLD MONEY IN TRUST.

   The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of Principal or repurchase price, if any, of or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and account for any money disbursed by it. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any money disbursed by it. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money delivered to the Trustee. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5  HOLDER LISTS.

   The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing within five Business Days after such request, a list in such form and as of such date as the Trustee may reasonably require, and upon which the Trustee may conclusively rely, of the names and addresses of, and principal amount of Notes held by, the Holders.

SECTION 2.6  TRANSFER AND EXCHANGE.

   Upon surrender for registration or transfer of any Note, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing, at the office or agency of the Registrar, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange of Notes;

PROVIDED, that the Company may require from a Holder requesting such transfer or exchange (other than any exchange of a temporary Note for a definitive Note not involving any change in ownership) payment of an amount sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange.

   Transfers of Notes may be effected only by surrender of the Notes to the Company for registration and the issuance by the Company of one or more new Notes. Until such surrender and registration, the Company may treat the Holders of Notes appearing on the Register as the absolute owners of such Notes.

   At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing, at the office or agency of the Registrar. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, Notes which the Holder making the exchange is entitled to receive.

   All Notes issued upon any registration of transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

   The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of (a) Notes selected for redemption during the 15-day (or shorter) period set forth in the first paragraph of Section 3.1 (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or (b) any Notes with respect to which a repurchase election has been tendered and not withdrawn by the Holder thereof in accordance with Section
4.6 (except, in the case of Notes tendered for purchase in part, the portion thereof not to be purchased).

SECTION 2.7  REPLACEMENT NOTES.

   Upon surrender of a mutilated Note at the office or agency of the Registrar, the Company shall execute, and the Trustee shall authenticate and deliver, a replacement Note in the name of the Holder of such mutilated Note, of like principal amount and dated the date of such mutilated Note.

   Upon surrender of written notice by a Holder or a Holder's attorney duly authorized in writing at the office or agency of the Registrar that a Note has been lost, destroyed or wrongfully taken, the Company shall execute, and the Trustee shall authenticate and deliver, a replacement Note in the name of such Holder, of like principal amount and dated the date of such lost, destroyed or wrongfully taken Note; PROVIDED, HOWEVER, that, unless such requirement is waived by the Company, such notice shall be accompanied by an indemnity bond that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss which any of them may suffer by reason of such Note's replacement.

   The Company may charge the Holder for its expenses in replacing a Note.

   Every replacement Note shall be an additional obligation of the Company and shall be entitled to all benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.8  OUTSTANDING NOTES.

   The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

   If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a BONA FIDE purchaser.

   If the principal amount of any Note is considered paid under Section 4.1, it ceases to be outstanding and interest on it ceases to accrue.

   If the Paying Agent (other than the Company, any Subsidiary or an Affiliate of any thereof) segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to redeem or pay Notes payable on that date, and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after such redemption date or maturity date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9  TREASURY NOTES.

   In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Affiliate of the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes as to which a Trust Officer of the Trustee knows are so owned shall be so disregarded.

SECTION 2.10 TEMPORARY NOTES.

   Until definitive Notes are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate and deliver temporary Notes upon a written order of the Company signed by an Officer and delivered to a Trust Officer. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. If temporary Notes are issued, the Company shall, without unreasonable delay, prepare definitive Notes which may be exchanged for temporary Notes.

   After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Registrar, without charge to Holders. Upon surrender for cancellation of one or more temporary Notes, the Company shall execute and the Trustee upon a written order of the Company signed by an Officer shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 2.11 CANCELLATION.

   The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, Conversion Agent and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, conversion or payment. The Trustee shall promptly cancel and destroy (in accordance with the standard document destruction policies of the Trustee) all Notes so delivered and certify to the Company their destruction unless by a written order signed by an Officer, the Company shall direct that canceled Notes be returned to it. The Company may not issue new Notes to replace Notes that have matured or been converted or redeemed.

SECTION 2.12 DEFAULTED INTEREST.

   If the Company defaults in a payment of interest on the Notes, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company shall pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed (or upon the Company's failure to do so the Trustee shall fix) any such special record date and payment date to the reasonable satisfaction of the Trustee, which specified record date shall not be less than 10 days prior to the payment date for such defaulted interest, and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid with respect to such defaulted interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, which money when so deposited shall be held in trust for the benefit of the Person entitled to such defaulted interest as provided in this Section 2.12.

SECTION 2.13 DEPOSIT OF MONEYS.

   Prior to 10:00 a.m., New York City time, on each Interest Payment Date and the maturity date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or maturity date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or maturity date, as the case may be.

                                   ARTICLE 3.

                                   REDEMPTION

SECTION 3.1  NOTICES TO TRUSTEE.

   If the Company elects to redeem Notes pursuant to the optional redemption provisions of Paragraph 5 of the Notes, it shall notify the Trustee in writing of the redemption date, the Section of the Indenture and/or Paragraph of the Note pursuant to which such redemption shall be effected, the principal amount of Notes to be redeemed and the redemption price at least 15 days prior to mailing any notice of redemption to the

Holders (unless the Trustee consents to a shorter period). Such notice shall be in the form of an Officers' Certificate from the Company and will state that such redemption will comply with the conditions herein.

   If less than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

SECTION 3.2  SELECTION OF NOTES TO BE REDEEMED.

   If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or admitted to trading or, if the Notes are not so listed or admitted to trading, by lot or by such other method that the Trustee considers fair and appropriate. The Trustee shall make the selection not more than 60 days and not less than 30 days before the redemption date from Notes outstanding and not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Notes that have denominations larger than $1,000. Notes and portions thereof selected by the Trustee shall be in amounts of $1,000 or integral multiples of $1,000. If less than all of the Notes are to be redeemed and a Note is converted in accordance with Article 10 after the date on which notice of redemption is given pursuant to Section 3.3 and prior to the time and date specified in Section 3.5, such Note shall, for purposes of determining the amount of such Notes which have been redeemed, be deemed to have been redeemed. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be called for redemption.

SECTION 3.3  NOTICE OF REDEMPTION.

   At least 30 days but not more than 60 days before a redemption date, the Company or, upon written notice to the Trustee by the Company, the Trustee shall give a notice of redemption to the Holders.

   The notice shall identify the Notes to be redeemed and shall state:

         (a)  the redemption date;

         (b)  the redemption price;

         (c)  the Conversion Price;

         (d)  the name and address of the Paying Agent and Conversion Agent;

         (e) that Notes called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the redemption date in accordance with Article 10;

         (f) that Holders who want to convert Notes must satisfy the requirements in Paragraph 8 of the Notes;

         (g) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (h)  the CUSIP number of the Notes;

         (i) if fewer than all of the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed;

         (j) if any Note is being redeemed in part, that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued; and

         (k) that unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such redemption payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date.

   If the Trustee gives such notice of redemption, it shall do so in the Company's name and at the Company's expense and the Company shall provide the Trustee with the information required to give such notice of redemption.

SECTION 3.4  EFFECT OF NOTICE OF REDEMPTION; DEFINITION OF REDEMPTION PRICE.

   Notice of redemption given in accordance with Sections 3.3 and 13.2 to each Holder shall be deemed to have been duly given, whether or not any particular Holder receives such notice. Once notice of redemption is so mailed, Notes called for redemption become due and payable on the redemption date at the redemption price set forth in the Notes. A notice of redemption may not be conditional. Upon surrender to the Trustee or the Paying Agent, such Notes called for redemption shall be paid at the redemption price. References in this Indenture to the "redemption price" mean the redemption price set forth in the Notes plus the interest payable as provided in the Notes on Notes called for redemption.

SECTION 3.5  DEPOSIT OF REDEMPTION PRICE.

   On or before 10:00 a.m., New York City time, on any redemption date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted; PROVIDED, HOWEVER, that any such deposit shall be a payment with respect to the Notes and shall be subject to the provisions of Article 11 and shall be permitted only if payment would be permitted under Article 11. The Trustee or the Paying Agent shall return to the Company any money not required for the purpose of paying such redemption price.

SECTION 3.6  NOTES REDEEMED IN PART.

   Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                   ARTICLE 4.

                                    COVENANTS

SECTION 4.1  PAYMENT OF NOTES.

   The Company shall pay the Principal and repurchase price, if any, of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal and interest shall be considered paid on the date due if the Paying Agent (other than the Company or a Subsidiary) on that date holds money in accordance with this Indenture designated for and sufficient to pay in cash all Principal and interest then due and the Paying Agent is not prohibited from paying such money to Holders on that date pursuant to the terms of this Indenture.

   To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue Principal and repurchase price, if any, of the Notes at the rate borne by the Notes and
(ii) overdue installments of interest at the same rate.

SECTION 4.2  STAY, EXTENSION AND USURY LAWS.

   The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.3  CONTINUED EXISTENCE.

   Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation and the corporate existence of the Subsidiaries and will refrain or cause the Subsidiaries to refrain from taking any action that would cause its corporate existence or the corporate existence of any of the Subsidiaries to cease, including, without limitation, any action that would result in the liquidation, winding up or dissolution of it or any of the Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve the existence of any Subsidiary if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiaries and that the loss thereof to the Company taken as a whole is not disadvantageous in any material respect to the Holders.

SECTION 4.4  REPORTS.

   (a) The Company shall file with the Trustee copies of all reports and other information and documents that the Company is required to file with the SEC pursuant to the Exchange Act. Each such report or other information or document shall be filed with the Trustee within 15 days after filing of such report or other information or document with the SEC. The Company will mail or cause to be mailed to all Holders copies of all of (a) its annual reports to stockholders and (b) quarterly reports to stockholders which are mailed to its institutional stockholders.

   (b) If the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will prepare (i) for the first three quarters of each fiscal year of the Company, quarterly financial statements substantially equivalent to the financial statements required to be included in a report on Form 10-Q under the Exchange Act, and (ii) annually, complete audited consolidated financial statements, including, but not limited to, a balance sheet, a statement of operations, a statement of stockholders' equity and all appropriate notes. All such financial statements will be prepared in accordance with GAAP, except for changes with which the Company's independent accountants concur and except that quarterly financial statements may be subject to year-end adjustments. The Company will file or cause to be filed with the Trustee and will mail or cause to be mailed to the Holders a copy of such financial statements within 50 days after the end of each of the first three quarters of each fiscal year of the Company and within 95 days after the close of each fiscal year of the Company, respectively. Notwithstanding the foregoing, if the Company is no longer subject to such reporting requirements by reason of the acquisition of Capital Stock by, or merger or consolidation of the Company with, a Person which is subject to such reporting requirements or a Subsidiary of such a Person and such Person has unconditionally and irrevocably guaranteed payment in full when due of all amounts payable with respect to the Notes, then the Company need not prepare, file or mail the financial statements described in this Section 4.4(b); PROVIDED, HOWEVER, that such Person complies with Section 4.4(a) as if references therein to the Company were references to such Person.

SECTION 4.5  TAXES.

   The Company shall, and shall cause each of the Subsidiaries to, pay or discharge prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.

SECTION 4.6  CHANGE OF CONTROL.

   (a) In the event of a Change of Control, the Company shall give or cause to be given written notice in the form of an Officers' Certificate (the "CHANGE OF CONTROL NOTICE") to all Holders, the Trustee and the Paying Agent of such event and shall make an offer to purchase (as the same may be extended in accordance with applicable law, the "CHANGE OF CONTROL OFFER") all then outstanding Notes at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the Change of Control Payment Date. The Change of Control Notice shall be given in accordance with Section 13.2 and the Change of Control Offer shall be made not more than 30 days following the date of the Change of Control (the "CHANGE OF CONTROL DATE"), unless the

Company has previously given a notice of optional redemption by the Company of all of the Notes in accordance with this Indenture. The Change of Control Notice shall set forth:

         (i) that a Change of Control has occurred and, unless the Notes are subject to a notice of optional redemption described above, that the Company is offering to repurchase all of the outstanding Notes;

         (ii) a brief description of such Change of Control and, to the extent readily available to the Company, information with respect to pro forma consolidated income, cash flow and capitalization of the Company after giving effect to such Change of Control and such other financial information relating to the Company with respect to such Change of Control as the Company may, in its sole discretion, deem relevant to a decision whether to convert or hold Notes or tender Notes in connection with such Change of Control Offer;

         (iii)  the repurchase price (the "CHANGE OF CONTROL PAYMENT");

         (iv) the expiration date of the Change of Control Offer, which shall be no earlier than 30 days nor later than 60 days from the date the Change of Control Notice is mailed;

         (v) the date such purchase shall be effected, which shall be no later than 30 days after the expiration date of the Change of Control Offer (the "CHANGE OF CONTROL PAYMENT DATE");

         (vi) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date;

         (vii)  the Conversion Price;

         (viii) the name and address of the Paying Agent and the Conversion
                Agent;

         (ix) that Notes (duly endorsed for transfer to the Company), together with the form of "Option of Holder to Elect Repurchase" thereon completed and signed, must be surrendered to the Paying Agent prior to the expiration of the Change of Control Offer to collect the Change of Control Payment; and

         (x) any other information required by applicable law to be included therein and any other procedures that a Holder must follow in order to have Notes repurchased.

   (b) The Change of Control Offer shall remain open until the close of business on the expiration date of the Change of Control Offer. Each Holder shall have the right to withdraw his tender in accordance with applicable rules promulgated by the SEC under the Exchange Act.

   (c) In the event that the Company is required to make a Change of Control Offer, the Company will comply with any applicable securities laws and regulations, including, to the extent applicable, Section 14(e) of, and Rule 14e-1 and any other tender offer rules under, the Exchange Act.

   (d) On the Change of Control Payment Date, the Company shall, to the extent lawful:

         (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer;

         (ii) deposit with the Paying Agent in immediately available funds an amount equal to the Change of Control Payment with respect to all Notes or portions thereof so accepted; and

         (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company.

   (e) The Paying Agent shall promptly (but in any case not later than five Business Days after the Change of Control Payment Date) mail to each Holder of Notes so accepted payment in an amount equal to the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; PROVIDED, that each such new Note shall be in principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of all repurchases pursuant to this
Section 4.6 on or as soon as practicable after the Change of Control Payment
Date.

SECTION 4.7  LIMITATION ON DIVIDEND RESTRICTIONS AFFECTING SUBSIDIARIES.

   The Company shall not, and shall not permit any of its Subsidiaries other than Unrestricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Subsidiary other than Unrestricted Subsidiaries to (a) pay to the Company dividends or make to the Company any other distribution of its Capital Stock,
(b) pay any debt owed to the Company or any other Subsidiary, (c) make loans or advances to the Company or any other Subsidiary, or (d) transfer any of its property or assets to the Company or any other Subsidiary, other than such encumbrances or restrictions existing or created under or by reason of (i) applicable laws, (ii) this Indenture, (iii) covenants or restrictions contained in any instrument governing debt of the Company or any of the Subsidiaries existing on this date of the Indenture or hereafter, (iv) customary provisions restricting subletting, assignment and transfer of any lease governing a leasehold interest of the Company or any of the Subsidiaries or in any license or other agreement entered into in the ordinary course of business, (v) any agreement governing debt of a person acquired by the Company or any of the Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrances or restrictions are not applicable to any Person, or the property or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, or (vi) any restrictions with respect to a Subsidiary imposed pursuant to an agreement entered into in accordance with the terms of this Indenture for the sale or disposition of Capital Stock or property or assets of such Subsidiary, pending the closing of such sale or disposition.

SECTION 4.8  COMPLIANCE CERTIFICATE.

   The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and the Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to such Officer, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant and condition contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto), and that, to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the Principal of or interest on the Notes are prohibited.

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

SECTION 4.9  FURTHER ASSURANCE TO THE TRUSTEE.

   The Company shall, upon reasonable request of the Trustee, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Indenture.

                                   ARTICLE 5.

                                   SUCCESSORS

SECTION 5.1  WHEN COMPANY MAY MERGE OR SELL ASSETS.

   The Company shall not consolidate with or merge into, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to, any Person, without the consent of Holders of the majority in aggregate principal amount of Notes then outstanding, unless:

   (a) the Company is the continuing corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance, transfer or other disposition of assets shall have been made, is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such Person (if other than the Company) expressly assumes by supplemental indenture executed and delivered to the Trustee and in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture, including, without limitation, conversion rights in accordance with Article 10;

   (b) immediately before and immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing;

   (c) immediately after giving effect to such transaction, the Notes and this Indenture (as supplemented by such supplemental indenture) will be valid and enforceable obligations of the Company or such successor; and

   (d) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such proposed transaction and such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent therein provided for relating to such transaction have been satisfied.

SECTION 5.2  SUCCESSOR SUBSTITUTED.

   Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1, the Person formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person has been named as the Company herein; PROVIDED, HOWEVER, that in the case of a sale, lease, conveyance or other disposition the Company shall not be released from the obligation to pay the Principal of and interest on the Notes.

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

SECTION 6.1  EVENTS OF DEFAULT.

   The following shall constitute an "EVENT OF DEFAULT":

   (a) failure to pay any Principal or repurchase price, if any, of any Note when due and payable, whether at maturity, upon redemption, upon a Change of Control Offer or otherwise, whether or not such payment is prohibited by the subordination provisions of this Indenture;

   (b) failure to pay any interest on any Note when due and payable, which failure continues for 30 days, whether or not such payment is prohibited by the subordination provisions of this Indenture;

   (c) failure to perform the other covenants of the Company in this Indenture, which failure continues for 90 days after written notice as provided in the last paragraph of this Section 6.1;

   (d) a default occurs (after giving effect to any applicable grace periods or any extension of any maturity date) in the payment when due of Principal of, or an acceleration of, any indebtedness for money borrowed by the Company or any Subsidiary in excess of $5.0 million, individually or in the aggregate, if such indebtedness is not discharged, or such acceleration is not annulled, within 10 days after written notice as provided in the last paragraph of this Section 6.1;

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

   (e) the Company or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

         (i)   commences a voluntary case,

         (ii) consents to the entry of an order for relief against it in an involuntary case,

         (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, and such Custodian is not discharged within 30 days,

         (iv)  makes a general assignment for the benefit of its creditors, or

         (v) admits in writing that it is generally unable to pay its debts as the same become due;

   (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

         (i) is for relief in an involuntary case against the Company or any Significant Subsidiary,

         (ii) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary, or

         (iii) orders the liquidation of the Company or any Significant Subsidiary,

and, in each case, the order or decree remains unstayed and in effect for 60 consecutive days.

   The term "BANKRUPTCY LAW" means Title 11 of the U.S. Code or any similar federal, foreign or state law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator, examiner or similar official under any Bankruptcy Law. The term "SIGNIFICANT SUBSIDIARY" has the same meaning as significant subsidiary has under Regulation S-X under the Securities Act as in effect on the date hereof.

   A Default under clause (c) of this Section 6.1 (other than a Default under Section 5.1, which Default shall be an Event of Default with the notice but without the passage of time specified in clause (c) of this Section 6.1) or clause (d) of this Section 6.1 shall not be an Event of Default until (i) the Trustee shall have notified the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have notified the Company and the Trustee, of the Default and (ii) the Company shall have failed to cure the Default under such clause (c) within 90 days after receipt of the notice or under such clause (d) within 10 days after receipt of the notice, respectively. Any such notice must specify the Default, demand that it be remedied and state that the notice is a "NOTICE OF DEFAULT."

SECTION 6.2  ACCELERATION.

   If an Event of Default (other than an Event of Default specified in clauses
(e) and (f) of Section 6.1) occurs and is continuing, the Trustee (by notice to the Company), or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding (by notice to the Company and the Trustee), may declare the unpaid Principal of and accrued interest on all the Notes then outstanding to be due and payable. Upon any such declaration, such Principal and accrued interest shall be due and payable immediately. If an Event of Default specified in clause (e) or (f) of Section 6.1 occurs, such an amount shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. After such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all overdue interest on all Notes then outstanding and (ii) the Principal or repurchase price, if any, of the Notes then outstanding which have become due otherwise than by such declaration of acceleration and accrued interest thereon at a rate borne by the Notes and (b) the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of Principal or interest that has become due solely because of the acceleration. No such decision shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.3  OTHER REMEDIES.

   If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of Principal or repurchase price, if any, of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

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

   The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4  WAIVER OF EXISTING AND PAST DEFAULTS.

   The Holders of a majority in aggregate principal amount of the Notes then outstanding held by Persons who are not Affiliates of the Company by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except (i) a continuing Default or Event of Default in the payment of the Principal of or the interest on any Note or (ii) a Default or Event of Default with respect to a provision that under Section 9.2 cannot be amended without the consent of each Holder affected. Upon any such waiver, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5  CONTROL BY MAJORITY.

   Notwithstanding anything contained in Section 6.3 to the contrary, the Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it; PROVIDED, HOWEVER, that the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; PROVIDED FURTHER, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

   Prior to taking any action or following any direction pursuant to this
Article 6, the Trustee shall be entitled to request indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. If the Trustee makes such request, it shall be entitled to delay taking such action or following such direction until it has received such indemnification.

SECTION 6.6  LIMITATION ON SUITS.

   A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

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

         (a) the Holder gives to the Trustee notice of a continuing Event of Default;

         (b) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

         (c) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

         (e) during such 60-day period the Holders of a majority in aggregate principal amount of the Notes then outstanding do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.7  RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

   Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of Principal or repurchase price, if any, of and interest on such Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

   Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to bring suit for the enforcement of the right to convert such Note shall not be impaired or affected without the consent of such Holder.

SECTION 6.8  COLLECTION SUIT BY TRUSTEE.

   If an Event of Default specified in Section 6.1(a) or 6.1(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of Principal or repurchase price, if any, of and interest accrued on the Notes and interest on overdue Principal or repurchase price, if any, of and accrued interest on the Notes and for such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel.

SECTION 6.9  TRUSTEE MAY FILE PROOFS OF CLAIM.

   The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property. Except as provided in this Indenture, nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder or to authorize the Trustee to vote with respect to the claim of any Holder in any such proceeding.

SECTION 6.10 PRIORITIES.

   If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

   First:    to the Trustee for amounts due under Section 6.8 or 7.7;

   Second:   to holders of Senior Indebtedness to the extent required by
                Article 11;

   Third: to Holders for amounts due and unpaid on the Notes for Principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for Principal and interest, respectively; and

   Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

   The Trustee may fix a record date and payment date for any payment to Holders and, if it does so, will give prompt prior written notice thereof to the Registrar.

   At least 15 days before any such record date, the Trustee shall give or cause to be given to each Holder a notice that states such record date, such payment date and the amount to be paid.

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

SECTION 6.11 UNDERTAKING FOR COSTS.

   In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes or any suit for the enforcement of the right to convert any Note in accordance with Article 10.

                                   ARTICLE 7.

                                     TRUSTEE

SECTION 7.1  DUTIES OF TRUSTEE.

   (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

   (b) Except during the continuance of an Event of Default:

         (i) the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others; and

         (ii) in the absence of gross negligence, willful misconduct or bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but the Trustee need not verify the contents thereof.

   (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

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

         (i) this Section 7. l(c) does not limit the effect of Section 7. l(b);

         (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

   (d) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of the TIA and Sections 7.1(a), 7.1(b), 7.1(c) and 7.1(e).

   (e) The Trustee may refuse to perform any duty or exercise any right or power hereunder unless it receives indemnity satisfactory to it against any loss, liability or expense.

   (f) The Trustee shall not be liable for interest on any money received by it hereunder, except as the Trustee may agree in writing with the Company. Money held by the Trustee in trust hereunder need not be segregated from other funds, except to the extent required by law.

SECTION 7.2  RIGHTS OF TRUSTEE.

   (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters to the extent reasonably deemed necessary by it.

   (b) Before the Trustee acts or refrains from acting pursuant to the terms of this Indenture or otherwise, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

   (c) The Trustee may act through agents and attorneys and shall not be responsible for the willful misconduct or gross negligence of any agents and attorneys appointed with due care.

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

   (d) Subject to the provisions of Section 7.1(c), the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred by this Indenture.

SECTION 7.3  INDIVIDUAL RIGHTS OF TRUSTEE.

   The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to and must comply with Sections 7.10 and 7.11.

SECTION 7.4  TRUSTEE'S DISCLAIMER.

   The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or any statement in the Notes other than its authentication.

SECTION 7.5  NOTICE OF DEFAULTS.

   If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Holder a notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default shall have been cured or waived. Except in the case of a Default or Event of Default in payment on any Note under Section 6. l(a) or
6. l(b), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the best interests of Holders.

SECTION 7.6  REPORTS BY TRUSTEE TO HOLDERS.

   Within 60 days after each _________, commencing ____________, the Trustee shall mail to each Holder, at the Company's expense, a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2) to the extent applicable. The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

   A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange or market on which the Notes are listed or admitted to trading. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or admitted to trading on any market and of any delisting thereof.

SECTION 7.7  COMPENSATION AND INDEMNITY.

   The Company shall pay to the Trustee (in its capacities as Trustee, Conversion Agent, Paying Agent and Registrar) from time to time such compensation as may be agreed in writing between the Company and the Trustee for its services hereunder. The Trustee's compensation shall not be (to the extent permitted by law) limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it in accordance with any provision of this Indenture. Such expenses may include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel, except such disbursements, advances and expenses as may be attributable to its negligence, willful misconduct or bad faith. Any "float" earned on any money disbursed hereunder shall be considered additional compensation to the Trustee.

   The Company shall indemnify the Trustee (in its capacity as Trustee, Conversion Agent, Paying Agent and Registrar) and each of its officers, directors, attorneys-in-fact and agents for, and hold each of such Persons harmless against, any claim, demand, expense (including, but not limited to, reasonable disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by any of them without negligence, willful misconduct or bad faith on such Person's part, arising out of or in connection with the administration of this trust and the rights or duties of the Trustee hereunder, including the costs and expenses of such Person's defense against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may engage separate counsel at its own expense and participate in the defense, provided that the Company shall bear the reasonable expenses of such separate counsel which is reasonably acceptable to the Company if the defendants regarding such claim include both the Trustee and the Company and the Trustee shall have been advised by such separate counsel that representation of the Trustee and the Company would be inappropriate under applicable standards of professional responsibility due to actual or potential differing interests between them. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct. The

Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

   The Company's payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture. When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(e) or 6.1(f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.8  REPLACEMENT OF TRUSTEE.

   A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

   The Trustee may resign by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation; PROVIDED, HOWEVER, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.8. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company.

The Company shall remove the Trustee if:

         (a)   the Trustee fails to comply with Section 7.10;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a Custodian or public officer takes charge of the Trustee or its property; or

         (d) the Trustee otherwise becomes incapable of acting.

   If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

   If a successor Trustee is not appointed or does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

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

   If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

   A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee. Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

SECTION 7.9  SUCCESSOR TRUSTEE BY MERGER.

   Except as otherwise provided in Section 7.8(a) or 7.8(d), if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10 ELIGIBILITY; DISQUALIFICATION.

   This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a). The Trustee shall always have a combined capital and surplus as stated in its most recent published annual report of condition of at least $100 million. The Trustee shall comply with TIA ss. 310(b). In the event the Trustee shall cease to be eligible in accordance with this Section 7.10, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.8.

SECTION 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

   The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                   ARTICLE 8.

                             DISCHARGE OF INDENTURE

SECTION 8.1  TERMINATION OF COMPANY'S OBLIGATIONS.

   This Indenture shall cease to be of further effect (except that the Company's obligations under Sections 7.7 and 8.2 shall survive) when all outstanding Notes theretofore authenticated and issued (other than destroyed, lost or stolen Notes which have been replaced or paid) have been delivered to the Trustee for cancellation and the Company has paid all sums payable hereunder.

SECTION 8.2  REPAYMENT TO COMPANY.

   The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

   The Trustee and the Paying Agent shall pay to the Company upon written request by the Company any money held by them for the payment of Principal, repurchase price or interest that remains unclaimed for one year after the date upon which such payment shall have become due; PROVIDED, HOWEVER, that the Company shall have first caused notice of such payment to the Company to be mailed to each Holder entitled thereto no less than 30 days prior to such payment. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

                                   ARTICLE 9.

                                   AMENDMENTS

SECTION 9.1  WITHOUT CONSENT OF HOLDERS.

   The Company and the Trustee may amend this Indenture or the Notes without the consent of any Holder:

   (a) to cure any ambiguity, defect or inconsistency; provided, that such amendment does not in the opinion of the Trustee adversely affect the rights of any Holder;

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

   (b) to comply with Section 5.1 or 10.5;

   (c) to provide for uncertificated Notes in addition to or in lieu of certificated Notes;

   (d) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the Holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture or in the Notes as herein set forth;

   (e) to change the place of payment of Principal or repurchase price, if any, of or interest on the Notes, PROVIDED, that such new place of payment is located within the 48 contiguous continental States of the United States;

   (f) to make any change that does not adversely affect the rights hereunder of any Holder; or

   (g) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

PROVIDED, HOWEVER, that, in each case, the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment complies with the provisions of this Section 9.1.

SECTION 9.2  WITH CONSENT OF HOLDERS.

   Subject to the provisions of Sections 6.4 and 6.7, the Company and the Trustee may amend or modify this Indenture or the Notes with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes held by Persons other than Affiliates of the Company, and the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes; PROVIDED, HOWEVER, that, without the consent of each Holder affected, an amendment, modification or waiver under this Section 9.2 may not (with respect to any Notes held by a nonconsenting Holder):

   (a) change the stated maturity of, or any installment of interest on, or waive a default in the payment of Principal or repurchase price, if any, of or interest on any Note;

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

   (b) reduce the principal amount of any Note or reduce the rate or extend the time of payment of interest on any Note;

   (c) increase the Conversion Price (other than in connection with a combination described in Section 10.4(a)(iii));

   (d) except as otherwise provided in Section 9.1(e), change the place or currency of payment of Principal or repurchase price, if any, of or interest on any Note;

   (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

   (f) adversely affect the right to exchange or convert Notes;

   (g) reduce the percentage of the aggregate principal amount of outstanding Notes, the consent of the Holders of which is necessary to amend this Section 9.2, consent to a merger, consolidation or conveyance, sale, transfer or lease of assets as described in Section 5.1 or modify or amend any other provision of this Indenture;

   (h) reduce the percentage of the aggregate principal amount of outstanding Notes, the consent of the Holders of which is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults;

   (i) modify the provisions of this Indenture with respect to the subordination of the Notes in a manner adverse to the Holders;

   (j) except as otherwise permitted under Article 5, consent to the assignment or transfer by the Company of any of its rights and obligations under this Indenture;

   (k) modify the provisions of this Indenture with respect to the obligations of the Company to repurchase Notes in a manner adverse to the Holders.

   To secure a consent of the Holders under this Section 9.2, it shall not be necessary for the Holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

   After an amendment or waiver under this Section 9.2 becomes effective, the Company shall mail to Holders a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notices, or any defect therein, shall not, however, in any way, impair or affect the validity of any such amendment or waiver.

SECTION 9.3  COMPLIANCE WITH TRUST INDENTURE ACT.

   Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 9.4  REVOCATION AND EFFECT OF CONSENT.

   Until an amendment, supplemental indenture or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by such Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as such consenting Holder's Note, even if notation of the consent is not made on any Note. However, prior to becoming effective, any such Holder or subsequent Holder may revoke the consent as to its Notes or a portion thereof if the Trustee receives written notice of revocation before the consent of Holders of the requisite aggregate principal amount of Notes then outstanding has been obtained and not revoked.

   The Company may, but shall not be obligated to, fix a record date pursuant to
Section 12.1 for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

   After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in any of clauses (a) through (k) of Section
9.2. In such case, the amendment or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note that evidences the same debt as the consenting Holder's Note.

SECTION 9.5 NOTATION ON OR EXCHANGE OF NOTES.

   The Trustee (in accordance with the written direction of the Company) may (at the Company's expense) place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver.

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

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6  TRUSTEE PROTECTED.

   The Trustee shall sign all supplemental indentures authorized by this Indenture, except that the Trustee need not sign any supplemental indenture that adversely affects its rights. In signing or refusing to sign such supplemental indenture, the Trustee shall be entitled to receive an Officers' Certificate and Opinion of Counsel to the effect that such supplemental indenture is authorized or permitted by this Indenture and will be valid and binding on the Company in accordance with its terms.

                                   ARTICLE 10.

                                   CONVERSION

SECTION 10.1 CONVERSION PRIVILEGE.

   Each Holder may, at such Holder's option, at any time prior to the close of business on _________, 2004, unless earlier redeemed or repurchased, convert such Holder's Notes, in whole or in part (in denominations of $1,000 or multiples thereof), at 100% of the principal amount so converted, into shares of Common Stock at a conversion price per share equal to $_____ as such conversion price may be adjusted from time to time in accordance with this Article 10 (the "CONVERSION PRICE").

SECTION 10.2 CONVERSION PROCEDURE.

   To convert a Note, the Holder thereof must (1) complete and sign the "Form of Election to Convert" thereon (unless such Holder is The Depository Trust Company ("DTC") or its nominee, in which case the customary procedures of DTC will apply), (2) surrender such Note to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (4) pay any transfer or similar tax if required by Section 10.6, and (5) make any payment required by the first proviso to the third sentence of this paragraph. The Company's delivery to the Holder of a fixed number of shares of Common Stock (and any cash in lieu of fractional shares of Common Stock into which such Note is converted) shall be deemed to satisfy the Company's obligation to pay the principal amount of such Note and, except as provided in the next sentence, all accrued interest on such Note. If such Note (including a Note which has been called for redemption and even if a Change of Control Offer has been made) is converted after a regular interest payment record date and prior to the related Interest Payment Date, the full interest installment on such Note scheduled to be paid on such Interest Payment Date shall be payable on such Interest Payment Date to the Holder of record at the close of business on such record date; PROVIDED, HOWEVER, that if such record date is on or after _______, 2000, such Note must be accompanied by a payment equal to the interest on such Note (or portion thereof converted) payable by the Company on such Interest Payment Date, which payment will be returned to such Holder if the Company defaults in the payment of such interest.

   As promptly as practicable after the surrender of a Note in compliance with this Section 10.2, the Company shall issue and deliver at the office or agency of the Registrar or the Conversion Agent to such Holder, or on such Holder's written order, a certificate or certificates for the full number of whole shares of Common Stock issuable upon the conversion of such Note in accordance with the provisions of this Article 10 and a check or cash with respect to any fractional share of Common Stock arising upon such conversion as provided in Section 10.3. In case any Note of a denomination greater than $1,000 shall be surrendered for partial conversion, then, subject to Article 2, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Note so surrendered, without charge to such Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

   Each conversion shall be deemed to have been effected on the date on which such Note shall have been surrendered in compliance with this Section 10.2, and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares of Common Stock represented thereby for all purposes; PROVIDED, HOWEVER, that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive such shares upon such conversion as the record holder or holders of such shares on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open and, in any such case, such conversion shall be at the Conversion Price in effect on the date on which such Note shall have been surrendered.

   If the last day on which a Note may be converted is not a Business Day, the Note may be surrendered to that Conversion Agent on the next succeeding Business Day.

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

   Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of such Note.

SECTION 10.3 CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES.

   No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the full number of whole shares of Common Stock which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of Common Stock would be issuable upon the conversion of any Note or Notes, the Company shall make an adjustment therefor in cash at the Current Market Price of the Common Stock as of the close of business on the Business Day prior to such conversion.

SECTION 10.4 ADJUSTMENT OF CONVERSION PRICE.

   (a) If the Company shall (i) pay a dividend or other distribution, in Common Stock, on any class of Capital Stock of the Company or any Subsidiary which is not wholly owned by the Company, (ii) subdivide the outstanding Common Stock into a greater number of shares by any means, or (iii) combine the outstanding Common Stock into a smaller number of shares by any means (including, without limitation, a reverse stock split), then in each such case the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such Holder would have owned or have been entitled to receive upon the happening of such event had such Note been converted immediately prior to the relevant record date or, if there is no such record date, the effective date of such event. An adjustment made pursuant to this Section 10.4(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date of such subdivision or combination, as the case may be.

   (b) If the Company shall (i) issue or distribute (at a price per share less than the Current Market Price per share of such Capital Stock on the date of such issuance or distribution) Capital Stock generally to holders of Common Stock or to holders of any class or series of Capital Stock which is convertible into or exchangeable or exercisable for Common Stock (excluding an issuance or distribution of Common Stock described in Section 10.4(a)) or (ii) issue or distribute generally to such holders rights, warrants, options or convertible or exchangeable securities entitling the holder thereof to subscribe for, purchase, convert into or exchange for Capital Stock at a price per share less than the Current Market Price per share of such Capital Stock on the date of issuance or distribution, then, in each such case, at the earliest of (A) the date the Company enters into a firm contract for such issuance or distribution,
(B) the record date for the determination of stockholders entitled to receive any such Capital Stock or any such rights, warrants, options or convertible or exchangeable securities, or (C) the date of actual issuance or distribution of any such Capital Stock or any such rights, warrants, options or convertible or exchangeable securities, the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to such earliest date by:

   (x) if such Capital Stock is Common Stock, a fraction the numerator of which is the number of shares of Common Stock outstanding on such earliest date plus the number of shares of Common Stock which could be purchased at the Current Market Price per share of Common Stock on the date of such issuance or distribution with the aggregate consideration (based on the Fair Market Value thereof) received or receivable by the Company either (A) in connection with such issuance or distribution or (B) upon the conversion, exchange, purchase or subscription of all such rights, warrants, options or convertible or exchangeable securities (the "AGGREGATE CONSIDERATION"), and the denominator of which is the number of shares of Common Stock outstanding on such earliest date plus the number of shares of Common Stock to be so issued or distributed or to be issued upon the conversion, exchange, purchase, or subscription of all such rights, warrants, options or convertible or exchangeable securities; or

   (y) if such Capital Stock is other than Common Stock, a fraction the numerator of which is the Current Market Price per share of Common Stock on such earliest date minus an amount equal to (A) the sum of (1) the Current Market Price per share of such Capital Stock multiplied by the number of shares of such Capital Stock to be so issued minus (2) the Aggregate Consideration, divided by (B) the number of shares of Common Stock outstanding on such date, and the denominator of which is the Current Market Price per share of Common Stock on such earliest date.

Such adjustment shall be made successively whenever any such Capital Stock, rights, warrants, options or convertible or exchangeable securities are so issued or distributed. In determining whether any rights, warrants, options or convertible or exchangeable securities entitle the holders thereof to subscribe for, purchase, convert into or exchange for shares of such Capital Stock at less than such Current Market Price, there shall be taken into account the Fair Market Value of any consideration received or receivable by the Company for such rights, warrants, options or convertible or exchangeable securities. If any right, warrant, option or convertible or exchangeable securities, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 10.4(b), shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed to the Conversion Price which would have been in effect if such right, warrant, option or convertible or exchangeable securities had never been distributed or issued. Notwithstanding anything contained in this paragraph to the contrary, the issuance of Capital Stock upon the exercise of such rights, warrants or options or the conversion or exchange of such convertible or exchangeable securities will not cause an adjustment in the Conversion Price if no such adjustment would have been required at the time such right, warrant, option or convertible or exchangeable security was issued or distributed; PROVIDED, HOWEVER, that, if the consideration payable upon such exercise, conversion or exchange and/or the Capital Stock receivable thereupon are changed after the time of the issuance or distribution of such right, warrant, option or convertible or exchangeable security, then such change shall be deemed to be the expiration thereof without having been exercised and the issuance or distribution of new options, rights, warrants or convertible or exchangeable securities.

   Notwithstanding anything contained in this Indenture to the contrary, options, rights or warrants issued or distributed by the Company, including options, rights or warrants distributed prior to the date of this Indenture to holders of Common Stock generally which, until the occurrence of a specified event or events (a "TRIGGER EVENT"), (i) are deemed to be transferred with Common Stock, (ii) are not exercisable, and (iii) are also issued on a pro rata basis with respect to future issuances of Common Stock, shall be deemed not to have been issued or distributed for purposes of this Section 10.4 (and no adjustment to the Conversion Price under this Section 10.4 will be required) until the occurrence of the earliest Trigger Event, whereupon such options, rights and warrants shall be deemed to have been distributed and an adjustment (if any is required) to the Conversion Price shall be made in accordance with this Section 10.4(b). If any such option, right or warrant, including any such options, rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such options, rights or warrants become exercisable to purchase different securities, evidences of indebtedness, cash, Properties or other assets or different amounts thereof, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new options, rights or warrants with such new purchase rights (and a termination or expiration of the existing options, rights or warrants without exercise thereof). In addition, in the event of any distribution (or deemed distribution) of options, rights or warrants, or any Trigger Event or other event of the type described in the preceding sentence, that required (or would have required but for the provisions of Section 10.4(e)) an adjustment to the Conversion Price under this Section 10.4 which was in fact made and such options, rights or warrants shall thereafter have been redeemed or repurchased without having been exercised, then the Conversion Price shall be readjusted upon such redemption or repurchase to give effect to such distribution, Trigger Event or other event, as the case may be, as though it had instead been a cash distribution, equal on a per share basis to the result of the aggregate redemption or repurchase price received by holders of such options, rights or warrants divided by the number of shares of Common Stock outstanding as of the date of such repurchase or redemption, made to holders of Common Stock generally as of the date of such redemption or repurchase.

   Notwithstanding anything contained in this Section 10.4(b) to the contrary, no adjustment shall be made in the Conversion Price pursuant to this Section 10.4(b) with respect to the issuance of Common Stock or options or other rights to purchase Common Stock pursuant to any employee stock purchase, bonus, award, grant, option or ownership plan (including, without limitation, an employee stock ownership plan which is part of an employee benefit plan qualified under
Section 401 of the Internal Revenue Code of 1986, as amended (the "CODE"), an employee stock option or incentive stock option plan qualified under Section 422 of the Code and a restricted stock plan), including the issuance of Common Stock upon the exercise of such options; PROVIDED, that, for purposes of this paragraph, the term "employee" includes directors, consultants and advisors and the term "plan" means a plan, program or arrangement in which 5 or more Persons are eligible to participate (or, if only directors of the Company are eligible to participate and there are fewer than 5 such directors, in which all of such directors are eligible to participate).

   (c) If the Company shall pay or distribute, as a dividend or otherwise, generally to holders of Common Stock or any class or series of Capital Stock which is convertible into or exercisable or exchangeable for Common Stock any assets, Properties or rights (including, without limitation, evidences of indebtedness of the Company, any Subsidiary or any other Person, cash or Capital Stock or other securities of the Company, any Subsidiary or any other Person, but excluding payments and distributions as described in Section 10.4(a) or 10.4(b), dividends and distributions in connection with the liquidation, dissolution or winding up of the Company in its entirety and distributions consisting solely of cash described in Section 10.4(d)), then in each such case the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to the date of such payment or distribution by a fraction, the numerator of which is the Current Market Price per share of Common Stock on the record date for the determination of stockholders entitled to receive such payment or distribution less the Fair Market Value per share on such record date of the assets, Properties or rights so paid or distributed, and the denominator of which is the Current Market Price per share of Common Stock on such record date. Such adjustment shall become effective immediately after such record date. For purposes of this Section 10.4(c), such Fair

Market Value per share shall equal the aggregate Fair Market Value on such record date of the assets, Properties or rights so paid or distributed divided by the number of shares of Common Stock outstanding on such record date.

   (d) If the Company shall, by dividend or otherwise, make a distribution (other than in connection with the liquidation, dissolution or winding up of the Company in its entirety), generally to holders of Common Stock or any class or series of Capital Stock which is convertible into or exercisable or exchangeable for Common Stock, consisting solely of cash where (x) the sum of
(i) the aggregate amount of such cash plus (ii) the aggregate amount of all cash so distributed (by dividend or otherwise) to such holders within the 12-month period ending on the record date for determining stockholders entitled to receive such distribution with respect to which no adjustment has been made to the Conversion Price pursuant to this Section 10.4(d) exceeds (y) 10% of the result of the multiplication of (1) the Current Market Price per share of Common Stock on such record date times (2) the number of shares of Common Stock outstanding on such record date, then the Conversion Price shall be reduced, effective immediately prior to the opening of business on the day following such record date, by multiplying the Conversion Price in effect immediately prior to the close of business on the day prior to such record date by a fraction, the numerator of which is the Current Market Price per share of Common Stock on such record date less the aggregate amount of cash per share so distributed and the denominator of which is such Current Market Price; PROVIDED, HOWEVER, that, if the aggregate amount of cash per share is equal to or greater than such Current Market Price, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion (with respect to each share of Common Stock issued upon such conversion and in addition to the Common Stock issuable upon conversion) the aggregate amount of cash per share such Holder would have received had such Holder's Note been converted immediately prior to such record date. In no event shall the Conversion Price be increased pursuant to this Section 10.4(d); PROVIDED, HOWEVER, that if such distribution is not so made, the Conversion Price shall be adjusted to be the Conversion Price which would have been in effect if such distribution had not been declared. For purposes of this paragraph of this Section 10.4(d), such aggregate amount of cash per share shall equal such sum divided by the number of shares of Common Stock outstanding on such record date.

   (e) The provisions of this Section 10.4 shall similarly apply to all successive events of the type described in this Section 10.4. Notwithstanding anything contained herein to the contrary, no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 10.4(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 10 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be, and the Trustee shall be entitled to rely conclusively thereon. Notwithstanding anything contained in this Section 10.4 to the contrary, the Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by this
Section 10.4, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable. Except as provided in this Article 10, no adjustment in the Conversion Price will be made for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase Common Stock or any securities so convertible or exchangeable.

   (f) Whenever the Conversion Price is adjusted as provided herein, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the Conversion Price in effect after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such Officers' Certificate, the Company shall give or cause to be given to each Holder a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective.

   (g) Notwithstanding anything contained herein to the contrary, in any case in which this Section 10.4 provides that an adjustment in the Conversion Price shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Note converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the number of shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fractional share of Common Stock pursuant to Section 10.3.

SECTION 10.5 EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE.

   In the event of (i) any reclassification (including, without limitation, a reclassification effected by means of an exchange or tender offer by the Company or any Subsidiary) or change of outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive securities or other Property (including cash) with respect to or in exchange for Common Stock, or (iii) any sale or conveyance of the Property of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive securities or other Property (including cash) with respect to or in exchange for Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall enter into a supplemental indenture providing that each Note shall be convertible into the kind and amount of securities or other Property (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance which the Holder of such Note would have received if such Note had been converted immediately prior to the effective date of such reclassification, change, consolidation, merger, combination, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10.

   Whenever a supplemental indenture is entered into as provided herein, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth a brief statement of the facts requiring such supplemental indenture. Promptly after delivery of such Officers' Certificate, the Company shall give or cause to be given to each Holder a notice of the execution of such supplemental indenture.

   The provisions of this Section 10.5 shall similarly apply to all successive events of the type described in this Section 10.5.

SECTION 10.6 TAXES ON SHARES ISSUED.

   The issuance of a certificate or certificates on conversions of Notes shall be made without charge to the Holders of such Notes for any tax or charge with respect to the issuance thereof. The Company shall not, however, be required to pay any tax or charge which may be payable with respect to any transfer involved in the issuance and delivery of a certificate or certificates in any name other than that of the Holders of such Notes, and the Company shall not be required to issue or deliver any such certificate or certificates unless and until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or charge or shall have established to the satisfaction of the Company that such tax or charge has been paid.

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

SECTION 10.7 RESERVATION OF SHARES; SHARES TO BE FULLY PAID; COMPLIANCE WITH
            GOVERNMENT REQUIREMENTS; LISTING OF COMMON STOCK.

   The Company shall reserve, out of its authorized but unissued Common Stock or its Common Stock held in treasury, sufficient shares of Common Stock to provide for the conversion of all of the Notes that are outstanding from time to time.

   Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock issuable upon conversion of Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue Common Stock at such adjusted Conversion Price.

   The Company covenants that all Common Stock which may be issued upon conversion of Notes will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance and delivery thereof.

   The Company covenants that if any Common Stock issued or delivered upon conversion of Notes hereunder require registration with or approval of any governmental authority under any applicable federal or state law (excluding federal or state securities laws) before such Common Stock may be lawfully issued, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

   The Company covenants that it will not take any action which would cause the exemption from the registration of Section 5 of the Securities Act afforded by
Section 3(a)(9) of the Securities Act to be unavailable with respect to the issuance and delivery of Common Stock upon the conversion of Notes in accordance with this Indenture.

SECTION 10.8 RESPONSIBILITY OF TRUSTEE REQUIREMENTS.

   The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any fact exists which may require any adjustment of the Conversion Price or other adjustments, or with respect to the nature extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making any such adjustment, or with respect to the correctness thereof. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity, value, kind or amount of any item at any time issued or delivered upon the conversion of any

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Note, and neither the Trustee nor any other Conversion Agent makes any representations with respect thereto. Subject to Section 7.1, neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any item upon the surrender of any Note for conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 10. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.5, but, subject to the provisions of Section 7.1, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate with respect thereto.

SECTION 10.9 NOTICE TO HOLDERS PRIOR TO CERTAIN ACTIONS.

   In the event that:

   (a) the Company shall declare or authorize any event which could result in an adjustment in the Conversion Price under Section 10.4 or require the execution of a supplemental indenture under Section 10.5; or

   (b) the Company shall authorize the granting to the holders of Common Stock generally, of rights, options or warrants to subscribe for or purchase any share of any class or series of Capital Stock of the Company or any Subsidiary or any other rights, options or warrants, the reclassification of Common Stock (other than a subdivision or combination of outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), the combination, consolidation or merger of the Company for which approval of any stockholders of the Company is required, the sale or transfer of all or substantially all of the assets of the Company or the voluntary or involuntary dissolution, liquidation or winding-up of the Company in whole or in part;

then, in each such case, the Company shall file or cause to be filed with the Trustee and shall give or cause to be given to each Holder, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating the date on which a record is to be taken for the purpose of determining the holders of outstanding Common Stock entitled to participate in such event, the date on which such event is expected to become effective or occur and the date on which it is expected that holders of outstanding Common Stock of record shall be entitled to surrender their shares, or receive any items, in connection with such event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

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                                   ARTICLE 11.

                                  SUBORDINATION

SECTION 11.1  AGREEMENT TO SUBORDINATE.

   The Company covenants and agrees, and each Holder, by such Holder's acceptance of a Note, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 11, the indebtedness represented by the Notes and the payment of the Principal and repurchase price, if any, of and interest on each and all of the Notes are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

   No provision of this Article 11 shall prevent the occurrence of any Default or Event of Default hereunder.

SECTION 11.2 PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

   In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event the holders of Senior Indebtedness shall first be entitled to receive payment in full of all amounts due or to become due on or with respect to all Senior Indebtedness, or provision shall be made for such payment in money or money's worth, before the Holders are entitled to receive any payment on account of Principal or repurchase price, if any, of or interest on the Notes, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable with respect to the Notes in any such case, proceeding, liquidation, dissolution or other winding up or event.

   In the event that, notwithstanding the foregoing provisions of this Section 11.2, the Trustee or any Holder shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, before all Senior Indebtedness is paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the

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case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

   The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Section 11.2 if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article 5.

SECTION 11.3 PRIOR PAYMENT TO SENIOR INDEBTEDNESS UPON ACCELERATION OF NOTES.

   In the event that any Notes are declared due and payable before their stated maturity, then and in such event the holders of Senior Indebtedness outstanding at the time such Notes so become due and payable shall be entitled to receive payment in full of all amounts due or to become due on or with respect to such Senior Indebtedness, or provision shall be made for such payment in money or money's worth, before the Holders are entitled to receive any payment by the Company on account of the Principal or repurchase price, if any, of or interest on the Notes or on account of the purchase or other acquisition of Notes.

   In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or to any Holder prohibited by the foregoing provision of this Section 11.3, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee by written notice or, as the case may be such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

   The provisions of this Section 11.3 shall not apply to any payment with respect to which Section 11.2 would be applicable.

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SECTION 11.4 PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT.

   (a) In the event and during the continuation of any default in the payment of principal of or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto, or in the event that any event of default with respect to any Senior Indebtedness shall have occurred and be continuing permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to declare such Senior indebtedness due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist or the Company and the Trustee shall have received written notice from the Representative of the Senior Indebtedness with respect to which such event of default relates approving payment on the Notes, then no payment shall be made by the Company with respect to the Principal or repurchase price, if any, or interest on the Notes or to acquire any of the Notes; provided that no such default will prevent any payment on, or with respect to, the Notes for more than 120 days unless the maturity of such Senior Indebtedness has been accelerated. Not more than one such 120 day delay may be made in any consecutive 360-day period, irrespective of the number of defaults with respect to Senior Indebtedness during such period.

   In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or to any Holder prohibited by the foregoing provision of this Section 11.4, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee by written notice or, as the case may be such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

   The provisions of this Section 11.4 shall not apply to any payment with respect to which Section 11.2 would be applicable.

SECTION 11.5 PAYMENT PERMITTED IF NO DEFAULT.

   Nothing contained in this Article 11 or elsewhere in this Indenture or in any of the Notes shall prevent (a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 11.2 or under the conditions described in Section 11.3 or 11.4, from making payments at any time of Principal or repurchase price, if any, of or interest on the Notes or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the Principal or repurchase price, if any, of or interest on the Notes or the retention of any such payment by the Holders, if, at the time of the application by the Trustee, it did not have

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knowledge that such payment would have been prohibited by the provisions of this
Article 11.

SECTION 11.6 SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS.

   Subject to the payment in full of all Senior Indebtedness, the Holders shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 11 (equally and ratably with the holders of all indebtedness of the Company which is not Senior Indebtedness and which is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the Principal or repurchase price, if any, of and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders be deemed to be a payment or distribution by the Company to or on account of Senior Indebtedness.

SECTION 11.7 PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

   The provisions of this Article 11 are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article 11 or elsewhere in this Indenture or in the Notes is intended to or shall: (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article 11 of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company), to pay to the Holders the Principal or repurchase price, if any, of and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 11 of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee of such Holder.

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

SECTION 11.8 TRUSTEE TO EFFECTUATE SUBORDINATION.

   Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 11 and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 11.9 NO WAIVER OF SUBORDINATION PROVISIONS.

   No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act by the Company or by any act or failure to act in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

   Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article 11 or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 11.10 NOTICE TO TRUSTEE.

   The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee with respect to the Notes. Notwithstanding the provisions of this
Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee with respect to the Notes, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any Representative therefor, and, prior to the receipt of any such written notice, the Trustee,

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

subject to the provisions of Section 7.1, shall be entitled in all respects to assume that no such facts exist; PROVIDED, HOWEVER, that if the Trustee shall not have received the notice provided for in this Section 11.10 at least 10 Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Note), then, notwithstanding anything herein contained to the contrary, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it during or after such 10 Business Day period.

   Subject to the provisions of Section 7.1, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a Representative therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a Representative therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 11, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 11.11 RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

   Upon any payment or distribution of assets of the Company referred to in this
Article 11, the Trustee, subject to the provisions of Section 7.1, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

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SECTION 11.12 TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS.

   The Trustee shall not be deemed to owe any fiduciary duty to, or be subject to any implied covenants or obligations in favor of, the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 11 or otherwise.

SECTION 11.13 RIGHTS OF TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS; PRESERVATION
              OF TRUSTEE'S RIGHTS.

   The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 11 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

      Nothing in this Article 11 shall subordinate to Senior Indebtedness the claims of, or payments to, the Trustee under or pursuant to Section 7.7.

SECTION 11.14 ARTICLE APPLICABLE TO PAYING AGENTS.

   In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "TRUSTEE" as used in this Article 11 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 11 in addition to or in place of the Trustee; PROVIDED, HOWEVER, that Section 11.13 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

SECTION 11.15 CERTAIN CONVERSIONS DEEMED PAYMENT.

   For the purposes of this Article 11 only, (a) the issuance and delivery of Junior Securities upon conversion of Notes in accordance with Article 10 shall not be deemed to constitute a payment or distribution on account of the Principal or repurchase price, if any, of or interest on Notes or on account of the purchase or other acquisition of Notes and (b) the payment, issuance or delivery of cash, property or securities (other than Junior Securities) upon conversion of a Note shall be deemed to constitute payment on account of the Principal of such Note. Nothing contained in this Article 11 or elsewhere in this

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Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, the right, which is absolute and unconditional, of a Holder to convert any Note in accordance with Article 10.

                                   ARTICLE 12.

                               MEETINGS OF HOLDERS

SECTION 12.1  ACTION BY HOLDERS.

   Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by proxy appointed in writing or
(b) by the record of the Holders voting in favor thereof at any meeting of Holders called and held in accordance with the provisions of this Article 12. Whenever the Company or the Trustee solicits the taking of action by the Holders, the Company or the Trustee may fix in advance of such solicitation a date as the record date for determining Holders entitled to take such action. If a record date is fixed, those and only those Persons who are Holders at the record date so fixed, or their proxies, shall be entitled to take such action regardless of whether they are Holders at the time of such action.

SECTION 12.2  Purposes for Which Meeting May Be Called.

   A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 12 for any of the following purposes:

              (a) to give any notice to the Company, or the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

              (b) to remove the Trustee or to appoint a successor Trustee pursuant to the provisions of Article 7;

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              (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to Section 9.2; or

              (d) to take any other action (i) authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

SECTION 12.3  MANNER OF CALLING MEETINGS.

   The Trustee may at any time call a meeting of Holders to take any action specified in Section 12.2, to be held at such time and at such place in the City of New York, New York, or such other place as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given by the Trustee, to the Company and to each Holder not less than 10 nor more than 60 days prior to the date fixed for such meeting.

   Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy, or if notice is waived before or after the meeting by all of the Holders and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

SECTION 12.4 CALL OF MEETINGS BY THE COMPANY OR HOLDERS.

   In case at any time the Company or the Holders of not less than 10% in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders to take any action specified in Section 12.2, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Notes in the amount above specified may determine the time and place in the City of New York, New York, for such meeting and may call such meeting for the purpose of taking such action, by giving or causing to be given notice thereof as provided in Section 12.3.

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SECTION 12.5  WHO MAY ATTEND AND VOTE AT MEETINGS.

   To be entitled to vote at any meeting of Holders, a person shall be (a) a Holder on the record date for such meeting or, if there is no such record date, on the date of such meeting or (b) a Person appointed by an instrument in writing as proxy for one or more of such Holders.

   The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 12.6 REGULATIONS MAY BE MADE BY TRUSTEE; CONDUCT OF THE MEETING; VOTING
             RIGHTS; ADJOURNMENT.

   Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

   The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 12.4, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote.

   At any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by such Holder or proxy, as the case may be; PROVIDED, HOWEVER, that no vote shall be cast or counted at any meeting with respect to any Notes challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by such chairman or instruments in writing as aforesaid duly designating such chairman as the proxy to vote on behalf of other Holders. At any meeting of Holders, the presence (in person or by proxy) of Persons holding or representing a majority in aggregate principal amount of the Notes then outstanding shall be sufficient for a quorum. Any meeting of Holders duly called pursuant to the

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provisions of Section 12.3 or 12.4 may be adjourned from time to time by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

SECTION 12.7  VOTING AT THE MEETING AND RECORD TO BE KEPT.

   The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amount of the Notes voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was given as provided in Section 12.3 or 12.4. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

   Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 12.8 EXERCISE OF RIGHTS OF TRUSTEE OR HOLDERS MAY NOT BE HINDERED OR
             DELAYED BY CALL OF MEETING.

   Nothing contained in this Article 12 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

SECTION 12.9  COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

   Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

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                                   ARTICLE 13.

                                  MISCELLANEOUS

SECTION 13.1  TRUST INDENTURE ACT CONTROLS.

   If any provision of this Indenture limits, qualifies or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, the required or deemed provision shall control.

SECTION 13.2  NOTICES.

   Any notice or communication by the Company or the Trustee to the other shall be deemed to have been duly given if given in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery addressed as follows:

if to the Company:

              Heico Corporation
              3000 Taft Street
              Hollywood, California 33021
              Fax No.:
              Attention:

if to the Trustee:

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

   All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when

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receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

   Any notice or communication to a Holder shall be in writing and shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its last address shown on the Register. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

   If a notice or communication is given in the manner provided above within the time prescribed, it shall be deemed to have been duly given, whether or not received by the addressee.

   If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.3  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

   Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

              (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent if any, provided for in this Indenture relating to the proposed action have been complied with; and

              (b) at the Trustee's request, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.4  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION OF COUNSEL.

   Each Officers' Certificate or Opinion of Counsel with respect to compliance with a condition or covenant in this Indenture shall include:

              (a) a statement that each Person executing such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

              (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

              (c) a statement that, in the opinion of each such Person, such examination or investigation has been made as is necessary to enable it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

              (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; PROVIDED, HOWEVER, that an Opinion of Counsel may be based, insofar as it relates to factual matters, on a certificate or certificates of public officials, a legal opinion of counsel employed by the Company or a Subsidiary or a certificate of or representations by an Officer or Officers unless counsel rendering such Opinion of Counsel actually knows that such certificate, legal opinion or representation is erroneous.

SECTION 13.5  RULES BY TRUSTEE AND AGENTS.

   The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.6  LEGAL HOLIDAYS.

   If a payment date is not a Business Day at a place of payment, payment may be made at such place of payment on the next succeeding Business Day, and no additional interest shall accrue for the intervening period.

SECTION 13.7  NO RECOURSE AGAINST OTHERS.

   A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, with respect to or by reason of such obligations or their creation including with respect to any certificate delivered thereunder or hereunder. Each Holder by accepting a Note waives and releases all such liability. The waiver and release contained in this Section
13.7 are part of the consideration for the Company's issuance of the Notes.

SECTION 13.8  COUNTERPARTS.

   This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 13.9  GOVERNING LAW.

   THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE NOTES, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

SECTION 13.10  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

   This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.11  SUCCESSORS.

   All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.12  SEVERABILITY.

   In case any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.13  TABLE OF CONTENTS, HEADINGS, ETC.

      The Table of Contents and headings of the Articles and Sections have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

   IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be executed as of the day and year first above written.

                                     HEICO CORPORATION

                                     By:
                                        -----------------------------
                                        Name:
                                        Title:

Attest:

                                     --------------------------------

                                     By:
                                        -----------------------------
                                        Name:
                                        Title:

Attest

Name:

                                    EXHIBIT A

                                 [Face of Note]

                                HEICO CORPORATION

                   __ % CONVERTIBLE SUBORDINATED NOTE DUE 2004

     CUSIP No. ________________

No._________   $____________

      HEICO CORPORATION promises to pay to
___________________________________________________ _________________________ or

registered assigns, the principal sum of ___________________________________

______________ Dollars on _______________, 2004.

      Interest Payment Dates: ___________ and _______________, commencing ___________, 1998.

      Record Dates: ________________ and ______________.

      Reference is made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                                     HEICO CORPORATION

                                     By:_________________________
                                        Chairman

                                     (SEAL)

                                     ATTEST:

                                     By:__________________________
                                        Secretary

Authentication:

This is one of the Notes referred to in the within-mentioned Indenture:

_______________________________
as Trustee

By:____________________________
   Authorized Signature

Dated:__________________________

                                 [Reverse Side]

         Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture dated as of ____________, 1997 between Heico Corporation., a Florida corporation, and ___________________, as trustee, as amended from time to time in accordance with its terms (the Indenture).

         1. INTEREST.

              (a) The Company shall pay interest on the outstanding principal amount of this Note at the rate of __% per annum from the date of original issuance of any Notes under the Indenture until maturity. The Company will pay interest semi-annually on ____________ and _____________ of each year commencing __________, 1998, or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of original issuance of any Notes under the Indenture; PROVIDED, HOWEVER, that if there is no existing Default in the payment of interest and this Note is authenticated between a record date shown on the face hereof and the net succeeding Interest Payment Date, interest shall accrue from such net succeeding Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

              (b) To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on
(i) overdue Principal or repurchase price, if any, of the Notes at the rate borne by the Notes and (ii) overdue installments of interest on the Notes at the rate borne by the Notes.

         2. METHOD OF PAYMENT. The Company will pay interest (except defaulted interest) on the Notes to Holders at the close of business on the record date shown on the face hereof next preceding the applicable Interest Payment Date (even if such Notes are canceled after such record date and on or before such Interest Payment Date), except as provided in Section 10.2 of the Indenture. Defaulted interest shall be paid to Holders as of a special record date established for purposes of determining the Holders entitled thereto. The Notes will be payable as to Principal, repurchase price and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, as set forth in the Indenture, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Register. Such payment shall be in the currency of the United States of America which at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT, REGISTRAR AND CONVERSION AGENT. Initially, the Trustee will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to any Holder. The Company or any Subsidiary may act in any such capacity.

         4. INDENTURE. The Company issued the Notes under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act of 1939 for a statement of such terms. The Notes are general unsecured obligations of the Company limited to $__________ in aggregate principal amount, subject to Section 2.7 of the Indenture.

         5. OPTIONAL REDEMPTION BY THE COMPANY. The Notes are not subject to redemption at the option of the Company prior to _________, 2000. Thereafter, the Notes will be redeemable at any time prior to maturity at the option of the Company, in whole or in part from time to time, upon not less than 30 days' nor more than 60 days' prior notice to the Holders at the redemption prices (expressed as percentages of principal amount) set forth below:

                          AFTER                PERCENTAGE
                          -----                ----------

                           2000                      %
                           2001                      %
                           2002                      %
                           2003 and thereafter       $

in each case together with accrued but unpaid interest, if any, up to but not including the redemption date.

         6. MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemptions with respect to the Notes.

         7. REPURCHASE AT THE OPTION OF HOLDER. Upon a Change of Control, the Company shall offer to repurchase all then outstanding Notes at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the Change of Control Payment Date, if any. Within 30 days after a Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture. A Holder may tender or refrain from tendering all or any portion of such Holder's Notes, at such Holder's discretion, by completing and signing the form entitled Option of Holder to Elect Repurchase below and delivering such form, together with the Notes with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Company, to the Paying Agent. Any partial tender of Notes must be made in an integral multiple of $1,000.

         8. CONVERSION. To convert a Note, the Holder thereof must (i) complete and sign the "Form of Election to Convert" below (unless such Holder is DTC, in which case the customary procedures of DTC will apply), (ii) surrender such Note to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (iv) pay any transfer or similar tax if required by Section 10.6 of the Indenture and (v) make the payment described in the net sentence. If this Note (even if this Note has been called for redemption or a Change of Control Offer has been made) is converted after a regular interest payment record date and prior to the related Interest Payment Date, the full interest installment on this Note scheduled to be paid on such Interest Payment Date shall be payable on such Interest Payment Date to the Holder of this Note at the close of business on such record date; PROVIDED, HOWEVER, that if such record date is on or after ____________, 2000, this Note must be accompanied by a payment equal to the interest on this Note (or portion thereof converted) payable by the Company on such Interest Payment Date, which payment will be returned to such Holder if the Company defaults in the payment of such interest, all as provided in Section 10.2 of the Indenture. No fractional shares of Common Stock will be issued upon conversion, but an adjustment in cash will be made, as provided in the Indenture, with respect to any fractional share which would otherwise be issuable upon conversion. A Holder is not entitled to any rights of a holder of Common Stock until such Holder has converted its Notes into Common Stock as provided in the Indenture.

         9. SUBORDINATION. The Notes are subordinated to Senior Indebtedness. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. The Company agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect to such provisions, and each Holder appoints the Trustee its attorney-in-fact for any and all such purposes.

         10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the exchange or transfer of any Notes (or portion thereof) during the 15 day period (or shorter) preceding the mailing of a notice of redemption or any Notes (or portion thereof) with respect to which a repurchase election has been tendered and not withdrawn by the Holder thereof in accordance with Section 4.6 of the Indenture.

         11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         12. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and any existing

Default (except a payment default) may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to (i) cure any ambiguity, defect or inconsistency, provided that such amendment does not in the opinion of the Trustee adversely affect the rights of any Holder, (ii) provide for uncertificated Notes in addition to or in lieu of certificated Notes, (iii) comply with Sections 5.1 and 10.5 of the Indenture, (iv) make any change that does not adversely affect the rights of any Holder, (v) comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, (vi) add to the covenants of the Company and (vii) change the place of payment of Principal or repurchase price, if any, of or interest on the Notes (subject to certain limitations set forth in the Indenture).

         13. DEFAULTS AND REMEDIES. Events of Default include: (a) failure to pay any Principal or repurchase price, if any, of any Note when due and payable, whether at maturity, upon redemption, upon a Change of Control Offer or otherwise, whether or not such payment is prohibited by the subordination provisions of the Indenture; (b) failure to pay any interest on any Note when due and payable, which failure continues for 30 days, whether or not such payment is prohibited by the subordination provisions of the Indenture; (c) failure to perform the other covenants of the Company in the Indenture, which failure continues for 90 days after written notice as provided in the Indenture;
(d) default in payment when due of Principal of, or acceleration of, any indebtedness for money borrowed by the Company or any Subsidiary in excess of $__________, individually or in the aggregate, if such indebtedness is not discharged, or such acceleration is not annulled, within 10 days after written notice as provided in the Indenture; and (e) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary. If an Event of Default shall occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may accelerate the maturity of all Notes, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall immediately so accelerate. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes at the request or direction of any of the Holders. Subject to certain limitations, the Holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Company must furnish an annual compliance certificate to the Trustee.

         14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if were not Trustee; PROVIDED, HOWEVER, that if the Trustee acquires any conflicting interest as described in the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

         15. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, with respect to, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release contained in Article 13 of the Indenture are part of the consideration for the Company's issuance of the Notes.

         16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors
Act).

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

         Heico Corporation
         3000 Taft Street
         Hollywood, Florida 33021

         Attn:

                           FORM OF ELECTION TO CONVERT

         I (we) hereby irrevocably exercise the option to convert this Note, or the portion below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and direct that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned registered Holder hereof, unless a different name has been indicated below. If shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Portion of this Note
to be converted (if partial
conversion, $1,000 or an
integral multiple thereof):$_________________

                              Signature:_______________________________________
                                       (exactly as your name appears on the face of this Note)

                               Name:___________________________________________

                               Title:__________________________________________

                               Address:________________________________________

                               Phone No.:______________________________________

                               Date:___________________________________________

If shares are to be issued and registered in the name of a Person other than the undersigned, please print he name and address, including zip code, and social security or other taxpayer identification number of such Person below.

                   Name:_________________________________

                   Address:______________________________

                   TlN/Social Security No: ________________________________

Signature Guaranteed (if Common Stock to be issued to other than registered holders):

By: ______________________________
This signature shall be guaranteed by an eligible guarantor institution (a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc.) with membership in an approved signature guaranty medallion program pursuant to SEC Rule 17Ad-15.

                                ASSIGNMENT FORM

                                 ASSIGNMENT FORM

(I) or (we) assign and transfer this Note to

_______________________________________________________________________________
               (Insert assignee's social security or tax I.D. no.)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint___________________________________________________agent to transfer this Note on the Register. The agent may substitute another to act for him.

Date:  __________________

                                Signature:_____________________________________
                                          (exactly as your name appears on the
                                           face of this Note)

                                Name:__________________________________________

                                Title:_________________________________________

                                Address:_______________________________________

                                Phone No.:_____________________________________

                                Date:__________________________________________

Signature Guaranteed:

By: _________________________________________________
This signature shall be guaranteed by an eligible guarantor institution (a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc.) with membership in an approved signature guaranty medallion program pursuant to SEC Rule 17Ad-15.

                      OPINION OF HOLDER TO ELECT REPURCHASE

      To elect to have all or part of this Note repurchased by the Company pursuant to Section 4.6 of the Indenture in connection with a Change of Control Offer, state the amount you elect to have repurchased (if all, write "ALL"):
$________________________.

                                   Your Name:__________________________________
                                            (exactly as your name appears on the
                                             face of this Note)

                                   By:_________________________________________

                                   Title:______________________________________

                                   Date:_______________________________________

Signature Guaranteed:

By:___________________________________
This signature shall be guaranteed by an eligible guarantor institution (a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc.) with membership in an approved signature guaranty medallion program pursuant to SEC Rule 17Ad-15.